SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 10, 2002

FRANKLIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-24133	62-1376024

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 Public Square, Franklin, Tennessee	37064

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (615) 790-2265

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 10, 2002, Franklin Financial Corporation (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Affiliation Agreement by and among the Company, Fifth Third Bancorp (“Fifth Third”) and Fifth Third Financial Corporation, a wholly owned subsidiary of Fifth Third. Pursuant to the Amendment, certain provisions of the Affiliation Agreement, as previously amended, relating to dates by which Fifth Third is required to make certain regulatory filings were replaced with a provision that allows for such filings to be made in a timely fashion in order to consummate the merger by April 1, 2003.

     All other terms of the Affiliation Agreement remain in effect.

     The preceding description of the Amendment is qualified in its entirety by reference to the Amendment which is included as an exhibit to this report and incorporated into this Item 5 by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

2.1	Amendment No. 2, dated December 10, 2002, to the Affiliation Agreement, dated as of July 23, 2002 and amended as of September 9, 2002, by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

By:	/s/ Lisa Musgrove Lisa Musgrove, Chief Financial Officer

Dated: December 18, 2002

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Amendment No. 2, dated December 10, 2002, to the Affiliation Agreement, dated as of July 23, 2002 and amended as of September 9, 2002, by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation.

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